File No. 33-41041

As filed with the Securities and Exchange Commission on May 6, 1998

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               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
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                POST-EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 -------------------------------

                  ELECTROMAGNETIC SCIENCES, INC.
     (Exact name of registrant as specified in its charter)

     Georgia                                 58-1035424
------------------                       -------------------
(State of Incorporation)      (IRS Employer Identification No.)

660 Engineering Drive, Technology Park/Atlanta, Norcross, Georgia
                                                            30092

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(Address of Principal Executive Offices)               (Zip Code)

 Electromagnetic Sciences, Inc. 1986 Directors' Stock Option Plan
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                    (Full title of the plan)

                    William S. Jacobs
                    Vice President and General Counsel
                    Electromagnetic Sciences, Inc.
                    660 Engineering Drive
                    Technology Park/Atlanta
                    Norcross, Georgia 30092
                    (770) 263-9200, ext.  4214

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     (Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Of the 45,000 shares of Common Stock registered under this Registration Statement, 20,095 have been issued and sold. The offering has been terminated, and the remaining 24,905 shares are hereby deregistered.








                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on May 1, 1998.

                              ELECTROMAGNETIC SCIENCES, INC.

                              By:   /s/ Thomas E. Sharon
                                   ------------------------
                                   Thomas E. Sharon
                                   President, Chief Executive
                                   Officer, and Chairman of
                                   The Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

     Signature                Title                    Date
---------------------    -------------------   ------------------
/s/ Thomas E. Sharon     President, Chief         May 1, 1998
---------------------    Executive Officer, and
    Thomas E. Sharon     Chairman of the Board
                         (Principal Executive
                         Officers

/S/ Don T. Scartz        Senior Vice President    May 1, 1998
---------------------    and Chief Financial
    Don T. Scartz        Officer, Treasurer, and
                         Director (Principal
                         Financial and Accounting
                         Officer)

/s/ Jerry H. Lassiter    Director                 May 1, 1998
---------------------
    Jerry H. Lassiter

/s/ John B. Mowell       Director                 May 1, 1998
---------------------
    John B. Mowell

/s/ Elvie L. Smith       Director                 May 1, 1998
---------------------
    Elvie L. Smith

/s/ Norman E. Thagard    Director                 May 1, 1998
---------------------
    Norman E. Thagard